BUSINESS DEVELOPMENT AGREEMENT

This Business Development Agreement ("Agreement") is made and entered into by and between Debt Resolve, Inc., a Delaware corporation ("Debt Resolve"), and Douglas Holdings, LLC, a California limited liability company ("Douglas Holdings"), on July 14, 2009 and retroactively effective to April 14, 2009 ("Effective Date"). Debt Resolve and Douglas Holdings may sometimes be referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, Debt Resolve develops and markets debt collection technology and also owns and manages other companies in the asset receivables management business;

WHEREAS, Douglas Holdings desires to serve as an independent sales organization for Debt Resolve that introduces new customers for Debt Resolve's products and services; and

WHEREAS, Debt Resolve desires to engage Douglas Holdings, and Douglas Holdings desires to be so engaged, under the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, agreements, representations, and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Referrals.

Douglas Holdings will use its reasonable best efforts to share with Debt Resolve leads on potential commercial customers which it believes may be interested in Debt Resolve's products or services.

2. Registration of Referrals.

Douglas Holdings shall qualify these leads as potential commercial customers of Debt Resolve, schedule the first meetings with Debt Resolve's lead decision makers, and register such leads by submitting to Debt Resolve the Lead Registration Form attached as Exhibit A. Debt Resolve reserves the right to dispute the eligibility of such leads presented to it (for reasons including, but not limited to, such lead already being an existing customer of Debt Resolve), by providing written communication to Douglas Holdings within five business days of its receipt of a Lead Registration Form. A lead not rejected within such time period shall be deemed accepted. If the lead is not expressly rejected within the time period, it shall be referred to herein as a "Registered Lead."

3. Compensation.

(a) Referral Fee. If a Registered Lead results, directly or indirectly, in a purchase of Debt Resolve's products or services within five years after said Registered Lead was accepted by Debt Resolve, Douglas Holdings will be entitled to receive 10% of the Gross Revenues (as such term is defined by U.S. Generally Accepted Accounting Principles in effect at the time of the calculation) received by Debt Resolve from the sale of its products or services to this customer during the five year period beginning on the date the Registered Lead first purchases Debt Resolve's products or services.

(b) Expense Reimbursement. Debt Resolve shall reimburse Douglas Holdings for out of pocket marketing and/or related expenses incurred on Debt Resolve's behalf. Any cost or expense incurred by Douglas Holdings pursuant to this Section must have a written preapproval from an authorized representative of Debt Resolve if the expenses exceed $500 per month as required by GAAP and Sarbanes-Oxley.

(c) Payment of Amounts Due to Douglas Holdings. Douglas Holdings shall receive the amounts to which it is entitled under this Section 3 within 30 days after (i) Debt Resolve receives the Gross Revenue payment described above from the customer, in the case of a referral fee payment, or (ii) Debt Resolve receives the expense reimbursement request and proof of expenses such as receipts from Douglas Holdings, in the case of an expense reimbursement. In the event that the sales revenue is distributed over time, Douglas Holdings will be entitled to its pro rata proportion of these investments or revenues within 30 days of their receipt by Debt Resolve or its agents.

4. Term of Agreement.

Unless and until terminated as hereinafter provided, this Agreement shall remain in full force and effect for an initial term of three years beginning on the Effective Date. Following the completion of such initial term, this Agreement shall automatically continue in effect for two one-year terms thereafter unless one Party shall provide the other Party written notice of request for termination within the 30 days before the end of the then-current term. If so terminated, any rights or obligations which have accrued prior to the effective date of termination shall survive, including, without limitation, Douglas Holdings' right to payment of the compensation provided for in Section 3 of this Agreement.

5. Confidential Information.

Each Party acknowledges that it may gain access to and may become acquainted with proprietary information owned by the other Party and used by that Party in connection with the operation of its business. Each Party will treat as confidential any such information designated by the other Party in writing as being confidential and any other disclosed information which by its nature reasonably would be understood to be confidential, and will not disclose, misuse, use for its own purposes other than in carrying out its services hereunder, or misappropriate the same. On termination of this

Agreement, each Party will promptly return any confidential information in its possession or control to the other Party.

6. Severability.

Should any provision of this Agreement be held to be void, invalid or inoperative, such provision will be enforced to the extent permissible and the remaining provisions of this Agreement will not be affected.

7. Counterparts.

This Agreement may be executed in several counterparts and it shall not be necessary for each Party to execute each of such counterparts, but when all of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each Party in accordance with its terms.

8. Exclusive Jurisdiction and Venue.

The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

9. Choice of Law.

This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

10. Notices.

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties as follows:

i. To:	"Debt Resolve"	Debt Resolve, Inc. 150 White Plains Road, Suite 108 Tarrytown, NY 10591-5521 Attn: David Rainey, Interim CEO Fax: (914) 428-3044
ii. To:	"Douglas Holdings"	Douglas Holdings, LLC 18 Asilomar

Laguna Niguel, CA 92667
Attn: Douglas Denhart
Fax: (   )   -

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

11. Attorneys' Fees.

In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

12. Assignment/ Enforcement.

This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns, but will not be assigned by any Party, except to a wholly-owned subsidiary or to a party acquiring substantially all of its business and assuming all of its obligations and liabilities, except with the written consent of the other Party. In the event of any assignment, the transferor or assignor will remain obligated to perform its own obligations and, in addition, will be jointly and severally liable for the proper performance of the obligations of the transferee or assignee pursuant to this Agreement.

13. Termination.

This Agreement may be terminated upon 90 days' written notice by either Party at any time. Termination will not affect Douglas Holdings' right to receive any expense reimbursement or compensation earned under this Agreement if the leads were registered as provided for by this Agreement prior to the termination.

14. Entire Agreement.

This Agreement, together with the Exhibit referred to herein which is incorporated herein by this reference, and the agreements referred to herein, shall constitute the entire agreement between the Parties hereto with respect to the transactions contemplated

hereby. The Parties hereby expressly acknowledge that the Consulting Agreement between the Parties dated June 1, 2009 has been cancelled and replaced by this Agreement.

15. Amendments.

This Agreement may be amended only by a written agreement executed by all of the Parties hereto.

16. Incorporation of Recitals.

The recitals set forth on page 1 of this Agreement are incorporated into this Agreement by this reference

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above-written.

DEBT RESOLVE, INC.,
a Delaware corporation

BY: David M. Rainey
ITS: Interim CEO + President

DOUGLAS HOLDINGS, LLC,
a California limited liability company

BY: Douglas Denhart
ITS: Managing Director

EXHIBIT A

LEAD REGISTRATION FORM

DOUGLAS HOLDINGS, LLC
LEAD REGISTRATION FORM

One form must be filled out for each Lead and returned to:

Debt Resolve, Inc.
150 White Plains Road, Suite 108
Tarrytown, NY 10591-5521
Attn: David Rainey, Interim CEO
Fax: (914) 428-3044

Date Submitted: ______ initials ______
Date Received: ______ initials ______

Referral Information:

Potential Customer Name: ______________________________
Contact Person: ______________________________
Address: ______________________________
____

Proposed product/service: ______________________________
Proposed meeting date: ______________________________